UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule

14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting material Pursuant to Rule 14a-12

MEDIA GENERAL, INC.

(Name of Registrant as Specified In Its Charter)

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
     Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  _____________________________________________________________

4) Proposed maximum aggregate value of transaction: _______________________________
5) Total fee paid:____________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing  for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: ___________________________________________________
2) Form, Schedule or Registration Statement No.: __________________________________
3) Filing Party: _____________________________________________________________
4) Date Filed: _______________________________________________________________

On April 16, 2008, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. issued a press release in connection with the upcoming 2008 annual meeting of stockholders of Media General, Inc. A copy of the April 16, 2008 press release is attached hereto as Exhibit 1.

Exhibit 1

FOR IMMEDIATE RELEASE

Harbinger Capital Partners Comments on GAMCO Support for the Election of
Harbinger's Three Nominees to Media General’s Board of Directors

New York, NY, April 16, 2008 – Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) today released the following statement regarding the April 15, 2008 letter sent by GAMCO, an investment firm lead by Mario J. Gabelli and the largest Class A common stockholder of Media General (NYSE: MEG), to Media General in which it disclosed that it will support all three of Harbinger Capital Partners’ proposed nominees at the company’s upcoming annual stockholders meeting:

“We are gratified that Mario Gabelli, a significant, long-time stockholder and close observer of Media General, supports our three nominees and agrees with our conclusion that significant change is needed at the company,” said Joseph Cleverdon, Vice President and Director of Investments, Harbinger Capital Partners. “Our highly qualified nominees will bring experience, judgment, independence and accountability to the board.”

Harbinger Capital Partners strongly encourages all remaining stockholders to vote for all three of its nominees on the GREEN proxy card at the Media General upcoming annual stockholders meeting scheduled for April 24, 2008.

On March 19, 2008, Harbinger Capital Partners filed a definitive proxy statement with the SEC to solicit proxies in connection with the 2008 Annual Meeting of stockholders of Media General, Inc. to be held on April 24, 2008. Company stockholders are encouraged to read the definitive proxy statement and other proxy materials relating to the 2008 Annual Meeting because they contain important information, including a description of who may be deemed to be “participants” in the solicitation of proxies and the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation. Such proxy materials are available at no charge on the SEC’s website at http//www.sec.gov. In addition, stockholders may also obtain a free copy of the definitive proxy statement and other proxy materials by contacting our proxy solicitors, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Contacts

Edelman on behalf of Harbinger Capital Partners:

Christopher Mittendorf (212) 704-8134

christopher.mittendorf@edelman.com

John Dillard (212) 704-8174

john.dillard@edelman.com